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Exhibit 99



STAFF BUILDERS ANNOUNCES NAME CHANGE TO ATC HEALTHCARE, INC.

LAKE SUCCESS, N.Y. - AUGUST 21, 2001 - STAFF BUILDERS, INC. (OTC BB:SBLI), A NATIONAL LEADER IN MEDICAL STAFFING announced that it has received shareholder approval at its July 24, 2001 annual meeting to change the Company name to ATC Healthcare, Inc. (The new symbol is ATCHA) The Company believes that the name change will further highlight to the investment community the dramatic change the Company has experienced since its spin-off of Tender Loving Care Health Care Services, Inc. in October 1999 by focusing on the temporary medical staffing industry. It will also unify the name with its licensees and corporate owned locations which operate under the name of ATC Healthcare Services, Inc.

ABOUT ATC HEALTHCARE, INC.

ATC Healthcare, Inc., is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other health care facilities.

For additional information, visit the Company's website at www.atchealthcare.com.

This press release contains forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's Annual Report on Form 10-K for the year ended February 28, 2001 and in the Company's Quarterly report on form 10-Q for the quarter ended May 31, 2001, as filed with the Securities and Exchange Commission on July 13, 2001.

Contact:

Cynthia DeMonte
DeMonte Associates
212-473-3700
cdemonte@demonte.com